EXHIBIT 4.1


                         RADIANCE ASSET MANAGEMENT, LLC
                           10 High Street, Suite 701
                                Boston, MA 02110


                                 October 8, 2013



TSC UITS 1
c/o The Bank of New York Mellon, as Trustee
BNY Atlantic Terminal
2 Hanson Place, 12th Floor
Brooklyn, New York 11217



     Re:                           TSC UITS 1
                  TSC Zacks Dividend Leaders Portfolio, 4Q 2013
               TSC Sabrient Earnings Advantage Portfolio, 4Q 2013
                   TSC Dow(R) Strategic 10 Portfolio, 4Q 2013

Ladies and Gentlemen:

     We have examined the Registration Statement File No. 333-187971 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to Radiance Asset Management, LLC as evaluator.

     You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                Sincerely,

                                RADIANCE ASSET MANAGEMENT, LLC


                                By     /s/ TINA K. SINGH
                                   -----------------------------
                                           Tina K. Singh
                                      Chief Executive Officer





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